SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2011

REGENICIN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-146834	27-3083341
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 High Court, Little Falls, NJ 07424
Address of principal executive offices

Registrant’s telephone number, including area code: (973) 557-8914

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

On March 14, 2011, we executed a Promissory Note and Security Agreement (the “Note”) with NPNC Management, LLC, and three of our directors, Craig Eagle, Joseph Rubinfeld, and John Weber for $285,000. Mr. Eagle and Mr. Rubinfeld each have agreed to contribute $35,000, and Mr. John Weber has agreed to contribute $30,000 of the loan. NPNC, a company whose principals also represent the Company as securities counsel, agreed to contribute the remaining $185,000 of the loan; $150,000 of which was previously borrowed and represented by an existing Demand Promissory Note and the balance of $35,000 in new funding.

The Note accrues interest at 5% per annum. The Note, together with all accrued interest, is due and payable by June 14, 2011. The Note is secured by the assets of our company.

The Note is filed as Exhibit 10.1 to this Current Report on Form 8-K, and reference is hereby made to such document for a more complete description of the terms thereof.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Promissory Note and Security Agreement dated as of March 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENICIN, INC.

/s/ Randall McCoy

Randall McCoy

CEO and Director

Date: April 6, 2011